UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MONDELĒZ INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	52-2284372
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

905 West Fulton Market, Suite 200, Chicago, Illinois	60607
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
0.250% Notes due 2028	The Nasdaq Stock Market LLC
0.750% Notes due 2033	The Nasdaq Stock Market LLC
1.375% Notes due 2041	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

                     (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

On March 17, 2021, Mondelēz International, Inc., a Virginia corporation (the “Company”), issued its 0.250% Notes due 2028 (the “2028 Notes”), 0.750% Notes due 2033 (the “2033 Notes”) and 1.375% Notes due 2041 (the “2041 Notes” and, together with the 2028 Notes and the 2033 Notes, the “Notes”) under an Indenture, dated as of March 6, 2015, between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) (a copy of which is incorporated herein by reference to Exhibit 4.1 hereto), as supplemented and modified by the Supplemental Indenture No. 1, dated as of February 13, 2019, by and between the Company and the Trustee (a copy of which is incorporated herein by reference to Exhibit 4.2 hereto) and the Supplemental Indenture No. 2, dated as of April 13, 2020, by and between the Company and the Trustee (a copy of which is incorporated herein by reference to Exhibit 4.3 hereto), and as further supplemented and modified in respect of the Notes by an officers’ certificate under Section 301 of the Indenture, dated as of March 17, 2021 (a copy of which is incorporated by reference to Exhibit 4.4 hereto).

The description under the heading “Description of Notes” relating to the Notes in the Prospectus Supplement dated March 3, 2021 and under the heading “Description of Debt Securities” in the accompanying Prospectus dated February 28, 2020 included in the Company’s Registration Statement on Form S-3, File No. 333-236787, filed with the Securities and Exchange Commission (the “SEC”) on March 4, 2021, is incorporated herein by reference. The Form of 2028 Notes is incorporated herein by reference to Exhibit 4.5 hereto, the Form of 2033 Notes is incorporated herein by reference to Exhibit 4.6 hereto and the Form of 2041 Notes is incorporated herein by reference to Exhibit 4.7 hereto.

Item 2. Exhibits.

In accordance with the Instructions as to Exhibits for Form 8-A, copies of all constituent instruments defining the rights of the holders of each class of debt securities described in Item 1 herein are filed as exhibits hereto.

Exhibit Number	Description

4.1	Indenture (incorporated by reference to Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 24, 2017).

4.2	Supplemental Indenture No. 1, dated February 13, 2019, between Mondelēz International, Inc. and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated February 13, 2019, filed with the SEC on February 13, 2019).

4.3	Supplemental Indenture No. 2, dated April 13, 2020, between Mondelēz International, Inc. and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K dated April 13, 2020, filed with the SEC on April 13, 2020).

4.4	301 Officers’ Certificate, dated March 17, 2021 (incorporated by reference to Exhibit 4.4 to Mondelēz International, Inc.’s Current Report on Form 8-K filed with the SEC on March 17, 2021).

4.5	Form of 0.250% Notes due 2028 (incorporated by reference to Exhibit 4.5 to Mondelēz International, Inc.’s Current Report on Form 8-K filed with the SEC on March 17, 2021).

4.6	Form of 0.750% Notes due 2033 (incorporated by reference to Exhibit 4.6 to Mondelēz International, Inc.’s Current Report on Form 8-K filed with the SEC on March 17, 2021).

4.7	Form of 1.375% Notes due 2041 (incorporated by reference to Exhibit 4.7 to Mondelēz International, Inc.’s Current Report on Form 8-K filed with the SEC on March 17, 2021).

99.1	Prospectus dated February 28, 2020, and Prospectus Supplement dated March 3, 2021, relating to the Notes (incorporated by reference to the prospectus and prospectus supplement filed with the SEC on March 4, 2021 (Registration No. 333-236787)).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MONDELĒZ INTERNATIONAL, INC.

By:	/s/ Ellen M. Smith
	Name:	Ellen M. Smith
	Title:	Senior Vice President and Chief Counsel, Corporate Secretary

Date: March 18, 2021

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